Exhibit 99.1
Penton Media, Inc.
The Penton Media Building
1300 E. 9th St.
Cleveland, OH 44114 USA
216.696.7000
Fax: 216.931.9492
www.penton.com
For Immediate Release:
PENTON MEDIA ANNOUNCES TENDER OFFERS FOR ITS 11-7/8% SENIOR SECURED
NOTES AND ITS 10-3/8% SENIOR SUBORDINATED NOTES AND SOLICITATIONS OF
CONSENTS FOR PROPOSED AMENDMENTS TO RELATED INDENTURES
CLEVELAND, OH — December 20, 2006 — Penton Media, Inc. (OTCBB: PTON) announced today that it has commenced cash tender offers for (i) any and all of its outstanding 11-7/8% Senior Secured Notes due 2007 (the “2007 Notes”) and (ii) any and all of its outstanding 10-3/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and together with the 2007 Notes, the “Notes”).
In conjunction with the offers to purchase, Penton is soliciting consents for proposed amendments to (i) the indenture governing the 2007 Notes and (ii) the indenture governing the 2011 Notes. The proposed amendments to the indenture governing the 2007 Notes would eliminate substantially all of the restrictive covenants, certain events of default and related provisions of the indenture governing the 2007 Notes, and release the security interest benefiting the holders of the 2007 Notes. The proposed amendments to the indenture governing the 2011 Notes would eliminate substantially all of the restrictive covenants, certain events of default and related provisions of the indenture governing the 2011 Notes. Adoption of the proposed amendments requires the consent of holders of a majority of the aggregate principal amount of the Notes of such issue. If the proposed amendments become operative, they will be binding on all non-tendering holders. Holders who desire to tender their Notes must consent to the proposed amendments relating to such Notes and holders may not deliver consents to the proposed amendments without tendering the related Notes.
The tender offers, as well as the related consent solicitations, are being made upon the terms and subject to the conditions set forth in Penton’s Offer to Purchase and Consent Solicitation Statement and a related Letter of Transmittal, each dated December 20, 2006.
Each tender offer and consent solicitation will expire at 9:00 a.m., New York City time, on January 31, 2007, unless extended by Penton in its sole discretion (the “Expiration Date”). Note holders must validly tender, and not withdraw, their Notes and deliver, and not revoke, their consents prior to 5:00 p.m., New York City time, on January 8, 2007, unless extended by Penton in its sole discretion (the “Consent Date”) to be eligible to receive the Total Consideration (as defined below) applicable to such tender offer.

Penton is offering to purchase the 2007 Notes at a price of $1,002.50 for each $1,000 of principal amount of the 2007 Notes tendered (the “2007 Notes Total Consideration”), plus accrued and unpaid interest to, but excluding, the date the 2007 Notes are paid under the terms of the offer. The 2007 Notes Total Consideration includes a $10.00 consent payment for each $1,000 of principal amount of the 2007 Notes for holders who validly tender, and do not withdraw, their 2007 Notes and deliver, and do not revoke, their consents prior to the Consent Date.
Penton is offering to purchase the 2011 Notes at a price of $1,054.38 for each $1,000 of principal amount of the 2011 Notes tendered (the “2011 Notes Total Consideration” and together with the 2007 Notes Total Consideration, the “Total Consideration”), plus accrued and unpaid interest to, but excluding, the date the 2011 Notes are paid under the terms of the offer. The 2011 Notes Total Consideration includes a $10.00 consent payment for each $1,000 of principal amount of the 2011 Notes for holders who validly tender, and do not withdraw, their 2011 Notes and deliver, and do not revoke, their consents prior to the Consent Date.
Penton’s obligation to accept tendered Notes for payment is contingent, among other things, upon a majority of the holders consenting to the proposed amendments to the indenture applicable to such holder’s issue of Notes and Penton’s consummation of the Merger (as defined below). If any of the conditions are not satisfied, Penton is not obligated to accept for payment, or may delay the acceptance for payment of, any tendered Notes and may terminate the applicable tender offer. More comprehensive descriptions of the tender offers and consent solicitations are specified in the Offer to Purchase and Consent Solicitation Statement.
Penton has engaged UBS Securities LLC and J.P. Morgan Securities Inc. to act as dealer managers for the tender offers. Questions about the tender offers and consent solicitations may be directed to the Liability Management Group of UBS Securities LLC at (888) 722-9555 x4210 (toll free) and the High Yield Syndicate of J.P. Morgan Securities Inc. at (212) 270-3994 (call collect). Requests for documentation should be directed to Global Bondholder Services Corporation, the Information Agent for the tender offers and consent solicitations, at (212) 430-3774 or (866) 807-2200 (toll free).
The tender offers and consent solicitations are being made in connection with Penton’s previously announced merger with Prism Business Media Holdings, Inc. (the “Merger”). Penton intends to use cash provided by Prism through its financing sources in connection with the Merger to purchase the Notes. Assuming consummation of the Merger, Penton intends to redeem any Notes that remain outstanding after the Expiration Date or the termination of a tender offer.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell securities. No recommendation is made as to whether or not holders of the Notes should tender their securities pursuant to the tender offers. The tender offers are made solely by means of the Offer to Purchase and Consent Solicitation Statement dated December 20, 2006.
About Penton Media, Inc.
Penton Media, Inc. (http://www.penton.com/), a diversified business-to-business media company, provides high-quality content and integrated marketing solutions to the following industries: aviation; business technology Enterprise Information Technology; design/engineering; electronics; food/retail; government/compliance; hospitality; manufacturing; mechanical systems/construction; and natural and organic products. Penton produces market-focused magazines, trade shows, conferences, and online media and provides a broad range of custom media and direct marketing solutions for business-to-business customers worldwide.

Important legal information
In connection with the proposed Merger, Penton has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, Penton stockholders and investors are urged to read carefully in their entirety the definitive proxy statement regarding the proposed Merger and any other relevant documents because the documents contain important information about the proposed Merger. The definitive proxy statement and other documents filed by Penton are available free of charge at the SEC’s website, www.sec.gov. The definitive proxy statement and such other documents may also be obtained free of charge from Penton by directing such request to: Corporate Communications Department, Penton Media, Inc., The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio 44114-1503.
Forward-looking Statements
This document contains information relating to Penton Media, Inc. that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among other things, statements regarding the transaction pursuant to which Penton will be acquired by Prism Business Media and the expected closing of such transaction. Although Penton believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Actual results or events may differ materially from those projected as a result of certain risks and uncertainties, including obtaining the required stockholder and regulatory approvals.
Media and investor contact
Penton Media, Inc.
Bethany Weaver
(216) 931-9551
bweaver@penton.com

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